TRANSITION SERVICES AGREEMENT

        THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of October 20, 2004 (the “Effective Date”), is entered into by and between DELPHI AUTOMOTIVE SYSTEMS LLC, a Delaware limited liability company (“Delphi”), and ENERDEL, INC. a Delaware corporation (“EnerDel”).

W I T N E S S E T H:

        WHEREAS, Delphi and Ener1, Inc. (“Ener1”) are parties to a Formation, Subscription and Stockholders’ Agreement dated October 20, 2004 (the “Formation Agreement”), pursuant to which Delphi and Ener1 Have agreed to form EnerDel and Delphi has agreed to contribute certain assets of Delphi’s lithium battery systems business to EnerDel (the “Assets”); and

        WHEREAS, in order to facilitate the orderly transfer and continuation of use of the Assets by EnerDel for a transitional period not to exceed ninety (90) days after the Effective Date, Delphi has agreed to provide to EnerDel certain administrative and transfer services.

        NOW, THEREFORE, in consideration of the premises and the agreements of Delphi and EnerDel set forth below, Delphi and EnerDel agree as follows:

ARTICLE 1
INCORPORATION OF DEFINITIONS
FROM FORMATION AGREEMENT

        Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Formation Agreement.

ARTICLE 2
SERVICES

        2.1 Types of Services. For a period not to exceed ninety (90) days from the Effective Date (the “Term”), Delphi and/or any of its affiliates (collectively, the “Delphi Group” and each individually, a “Service Provider”) will provide to EnerDel, certain information, technology and telephone services (each singularly, a “Service”; collectively, “Services”), in each case: (i) only as described on Schedule A to this Agreement and subject to the limitations in Schedule A; (ii) only to the extent necessary to support the continued operation of the Assets in the ordinary course of business; and (iii) only as offered by Delphi and the relevant members of the Delphi Group to their own operations at the time the applicable Services are provided to EnerDel. In no event shall Services include any services that are not expressly set forth on Schedule A to this Agreement. All services not expressly identified on Schedule A as included Services are hereinafter referred to as “Excluded Services”.

        2.2 Price of Services. Services shall be provided, and EnerDel shall pay Delphi for the Services, based on Cost. “Cost” shall mean the actual cost incurred by Delphi and/or the relevant Service Provider in providing the applicable Service, including any allocated overhead, as further specified in Schedule A.

EnerDel shall be responsible for payment of all value added tax, sales tax or other similar taxes payable in respect to the Services.

        2.3 Terms of Payment. Prior to the start of each month during the Term, EnerDel will pay Delphi the monthly estimated Cost for each Service as set forth on Schedule A. Within thirty (30) days after the end of the Term, Delphi will present a written statement to EnerDel detailing the actual Services used and Costs incurred by EnerDel for the Services used during the Term (the “Actual Cost”). If the Actual Cost exceeds the amount paid by EnerDel to Delphi under this Agreement during the Term (the “Excess Amount”), then within thirty (30) days of receipt of the statement from Delphi, EnerDel will pay the Excess Amount to Delphi. If the Actual Cost is less than the amount paid by EnerDel under this Agreement during the Term (the “Deficiency Amount”), then within thirty (30) days of the date of the statement from Delphi, Delphi will pay such Deficiency Amount to EnerDel.

        2.4 Indemnification. Delphi and each member of the Delphi Group shall be indemnified against, and defended and held harmless by EnerDel from, any losses, costs and expenses incurred by Delphi or any other member of the Delphi Group in connection with any and all claims, investigations, audits, actions, causes of action and suits arising from or relating to: (i) the Services provided pursuant to this Agreement; (ii) any actions taken by Delphi or any other member of the Delphi Group in connection with such Services or this Agreement; and (iii) EnerDel Employees (including death, personal injury and property damage); except to the extent that such Losses arose from the intentional malfeasance or gross negligence of Delphi or any other member of the Delphi Group.

        2.5 Performance of Excluded Services. EnerDel shall, at its sole cost and expense, perform all Excluded Services which are necessary to the continued operation of the Assets.

ARTICLE 3
EnerDel EQUIPMENT, SOFTWARE AND OPERATIONAL FEATURES

        EnerDel shall: (i) maintain in good operating condition all equipment, software and operational features necessary to allow the applicable Service Provider to provide the Services in a manner consistent with the practice for such Services prior to the Effective Date; (ii) as soon as practicable after the applicable Service Provider has determined that an enhancement or modification is necessary (but in any event not later than thirty (30) days after receipt of notice thereof by EnerDel) enhance or modify, at EnerDel’s sole cost and expense, in a manner consistent with practices of the applicable Service Provider, such equipment, software and operational features as may be necessary to remain compatible with any systems used by the applicable Service Provider in connection with providing the Services; (iii) be solely responsible for all costs and expenses associated with migration off of Delphi systems, including, but not limited to, software licenses, data extraction and system deinstallation; and (iv) comply with any reasonable instructions provided by the applicable Service Provider that are necessary or desirable for the Service Provider to provide the Services in accordance with this Agreement. Subject to the foregoing, Delphi will cooperate with EnerDel to facilitate EnerDel’s migration off of the systems and services included in the Services. The parties will use commercially reasonable efforts to effect the assignment of applicable existing leases between Delphi and EDS for the computers contemplated by this Agreement to be used for the benefit of EnerDel, provided that the price and other terms of such leases are competitive.

ARTICLE 4
SOFTWARE

        4.1 Required Consents. EnerDel shall pay, or, at the request of the applicable Service Provider, reimburse the applicable Service Provider for, the cost of obtaining any consents, approvals or amendments to existing agreements of any Service Provider necessary to allow each Service Provider to provide Services to EnerDel (the “Consents”) and any fees or charges associated with the Consents or with any transfers of computer equipment leases or software licenses to EnerDel or any additional fees or changes associated with the provision of access and benefits to EnerDel to such equipment and software as part of the Services, including, without limitation, any additional license, sublicense, access or transfer fees.

        4.2 Additional Hardware and Software. No Service Provider shall be obligated to purchase, license, lease or otherwise obtain the right to use any hardware or software in addition to that used prior to the Effective Date in connection with providing the Services.

ARTICLE 5
DISCLAIMER

        THE SERVICES SHALL BE PROVIDED BY DELPHI AND THE MEMBERS OF THE DELPHI GROUP “AS-IS, WHERE-IS”, AND DELPHI AND THE MEMBERS OF THE DELPHI GROUP EXPRESSLY DISCLAIM TO THE FULL EXTENT PERMISSIBLE BY LAW ALL WARRANTIES, EXPRESS OR IMPLIED, AS TO THE NATURE OR STANDARD OF THE SERVICES OR PRODUCTS OF THE SERVICES WHICH ANY OF THEM MAY PROVIDE HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR PARTICULAR PURPOSE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT WILL DELPHI OR ANY MEMBER OF THE DELPHI GROUP BE LIABLE FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR LOSS OF USE.

ARTICLE 6
FORCE MAJEURE

        6.1 Except for the payment obligations of either party, each party shall be temporarily excused from performing its obligations under this Agreement for so long as such performance is prevented or delayed by any event of Force Majeure. The term “Force Majeure” shall, for purposes of this Agreement, be defined as: (i) any acts of God, natural disasters, or wars, (ii) any strike, lockout or labor dispute at the plant of a party or its suppliers, (iii) any shortage or curtailment of utilities, materials or transportation, (iv) any act or omission of any government authority, or (v) any other cause beyond the reasonable control of a party.

        6.2 A party affected by an event of Force Majeure shall promptly notify the other party and shall use its best efforts to overcome and mitigate such event of Force Majeure.

ARTICLE 7
TERM AND TERMINATION

        7.1 Term. Unless earlier terminated pursuant to the provisions of this Article 7 or extended by written agreement of the parties, this Agreement shall expire at the end of the Term.

        7.2 For Default. If either party fails to perform any of its material duties or obligations pursuant to this Agreement and such failure is not cured within twenty (20) days after notice to such party specifying the nature of such failure, the other party may terminate this Agreement upon further notice to the defaulting party.

        7.3 For Convenience. EnerDel may terminate this Agreement in respect of any of the Services in whole or in part provided by any Service Provider at any time upon a minimum of thirty (30) days written notice to Delphi and the applicable Service Provider (or upon a mutually agreeable shorter period); provided, however, if EnerDel terminates any Service, EnerDel may not request Delphi to provide such Service thereafter. If any Service is terminated in part, Delphi will credit any cost savings.

        7.4 Effect of Termination. Upon: (i) the expiration of this Agreement; (ii) the termination of this Agreement pursuant to Section 7.2; or (iii) the termination of all of the Services pursuant to Section 7.3, all costs and other sums owed by EnerDel to the Service Provider for Services provided through the date of such expiration or termination shall be paid on the date of such expiration or termination.

        7.5 Extension of Term. If the parties agree to extend the provision of any Service beyond the duration set forth on Schedule A for that Service (which agreement may be withheld by a party in its sole discretion), and EnerDel is using its best efforts to obtain a replacement for that Service as soon as possible, then the price for such Service shall remain the price for such Services as set forth on Schedule A. Notwithstanding the foregoing, if the parties agree to provide any Service after twelve (12) months after the expiration of the Term of this Agreement (which agreement may be withheld by a party in its sole discretion), the price for such Service shall be one hundred fifty (150%) percent of the price of such Service in effect at the end of the original duration of such Service. All such extensions shall be subject to any necessary third party consent.

ARTICLE 8
MISCELLANEOUS PROVISIONS

        8.1 Notices. All notices, requests, consents or other communications permitted or required under this Agreement must be in writing and will be deemed to have been given when personally delivered, or when sent if sent via facsimile (with receipt confirmed), or on the first Business Day after sent by reputable overnight carrier, or on the third Business Day after sent by registered or certified first-class mail (with receipt confirmed), to the following:

If to EnerDel: With a copy to: If to Delphi: With a copy to:	EnerDel, Inc.
500 W. Cypress Creek Rd.
Suite 100
Ft. Lauderdale, FL 33309
Attn: Chief Executive Officer

EnerDel, Inc.
500 W. Cypress Creek Rd.
Suite 100
Ft. Lauderdale, FL 33309
Attn: General Counsel

DELPHI AUTOMOTIVE SYSTEMS LLC
5725 Delphi Drive
Troy, Michigan 48098
Attn: Director, Worldwide Finance of Delphi E&C Division
Fax No.: (248) 813-4699

DELPHI AUTOMOTIVE SYSTEMS LLC
5725 Delphi Drive
Troy, Michigan 48098-2815
Attention: Assistant General Counsel - Commercial & Transactional
Fax: (248) 813-2491

provided, however, if either party shall have designated a different addressee by notice, then to the last addressee so designated.

        8.2 Assignment. This Agreement shall be binding and inure to the benefit of the successors and assigns of each of the parties, but no rights, obligations, duties or liabilities of either Party may be assigned without the prior written consent of the other, which shall not be unreasonably withheld; provided, however, that Delphi may assign its rights and obligations (or any portion thereof) to any affiliate.

        8.3 Entire Agreement. This Agreement and the Formation Agreement and the Exhibits and Schedules referenced and incorporated herein and therein, and agreements executed in connection therewith, represent the entire agreement and understanding between the parties with respect to the transactions contemplated herein and therein. This Agreement and the Formation Agreement supersede all prior agreements, understandings, arrangements, covenants, representations or warranties, written or oral, by any officer, employee or representative of either party dealing with the subject matter hereof and thereof.

        8.4 Waiver. Any waiver by Delphi or EnerDel of any breach or of a failure to comply with any provision of this Agreement: (i) shall be valid only if set forth in a written instrument signed by the party to be bound; and (ii) shall not constitute, or be construed as, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any provision of this Agreement.

        8.5 Severability. Should any provision, or any portion thereof, of this Agreement for any reason be held invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions, or portions thereof, of this Agreement, which other provisions, and portions, shall remain in full force and effect, and the application of such invalid or unenforceable provision, or portion thereof, to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

        8.6 Amendment. This Agreement may be amended only in writing by duly authorized representatives or officers of the parties.

        8.7 Relationship. The performance by each Service Provider of its duties and obligations under this Agreement shall be that of an independent contractor and nothing herein contained shall create or imply an agency relationship between any Service Provider and EnerDel, nor shall this Agreement be deemed to constitute a joint venture or partnership between any Service Provider and EnerDel.

        8.8 Headings. The headings contained in this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

        8.9 Counterparts. More than one counterpart of this Agreement may be executed by the parties, and each fully-executed counterpart shall be deemed an original, but all of which, together shall constitute one and the same instrument.

        8.10 Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Michigan as such laws are applied to contracts between residents of the State of Michigan to be performed entirely within such state.

        ENERDEL AND DELPHI HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN OR HAVING JURISDICTION OVER OAKLAND COUNTY, MICHIGAN, FOR ANY ACTIONS, SUITS, OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND ENERDEL AND DELPHI AGREE NOT TO COMMENCE ANY ACTION, SUIT OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS OF ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT IN ANY SUCH COURT. ENERDEL AND DELPHI HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN SUCH STATE OR FEDERAL COURTS AS AFORESAID AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. ENERDEL AND DELPHI FURTHER WAIVE ANY RIGHTS EITHER OF THEM MAY HAVE TO A JURY TRIAL IN ANY CLAIM OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        8.11 Survival. The provisions of Section 2.3, Section 2.4, Section 2.5 and Article 5 shall survive the expiration or the termination of this Agreement.

        THIS AGREEMENT was executed as of the date and year first set forth above.

DELPHI AUTOMOTIVE SYSTEMS LLC

BY: /s/ John G. Blahnik
——————————————
John G. Blahnik
Vice President Treasury, Mergers,
Acquisitions & New Markets

ENERDEL, INC.

BY: /s/ Kevin P. Fitzgerald
——————————————
Kevin P. Fitzgerald
Chief Executive Officer

SCHEDULE A TO TRANSITION SERVICES AGREEMENT

Other Costs
Functional Area	Business Function	Business Process/Service	Cost / Month	Fixed, Variable, or One Time (F,V,O)	Description of Cost
1000 IT Services
1010 Third Party
Software
		Microsoft Suite	$ 5,728	F	Program Office recurring
1020 Applications
		Olimpic	$ 1,347	F	Central Systems
		IPACS	$ 206	F	Computer services
		NA Commercial			Operations, Planning, Architecture,
		Infrastructure	$ 449	F	Engineering Compute
		NA Common	$ 9,133	F	Vega II/SAP
		GMTOPS	$ 627	F	Central Systems
		CPS	$ 245	F	Central Systems
		CSIDS	$ 400	F	Central Systems
		HR Related	$ 279	F	Central Systems
		D&A	$ 2,398	F	Central Systems
		Information Security	$ 118	F	Central Systems
		Internal IT	$ 1,772	F	Central Systems
		REDIS	$ 24	F	Engineering Records Reader
		iMAN	$ 359	F	iMAN Support
1030 Infrastructure
		Vax	$ 1,187	F	Vax ANDV06 equipment lease
		Equipment Lease	$ 2,707	F	Computer assets
		Vax support	$ 829	F	Vax ANDV06 support
		Client/Server Tier III	$ 6,412	F	Salary/Benefits
Support
		Desktop Program Support	2474.80	F	PMO Charges
		Messaging Program Support	$ 332	F	PMO Charges
		Lan/Can Program Support	$ 2,107	F	PMO Charges
		EWS Program Support	$ 456	F	PMO Charges
		Lan/Can Tier II Support	$ 1,698	F	Salary/Benefits
		Data Direct	$ 428	F	allocation of telcom provisioning
		Data Allocated	$ 956	F	allocation of WAN access
		SRA	$ 39	V	Secure remote Access
		Phones	$ 920	F	Phone access charge
		Vme	$ 285	F	Voice Messaging service
		Long Dist	$ 635	V	Telecomm LD charges
		Cellular	$ 319	F	Cellular Plans bundled
		Calling Cards	$ 5	V	Average per month CC

		Total	$44,876

		Per seat	$ 976